UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

 (713) 683-0800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On October 7, 2008, the board of directors (the “Board”) of Index Oil and Gas Inc. (the “Company”) voted to amend certain provisions of the Company’s Bylaws to clarify and update the provisions of the Bylaws to be consistent with current corporate governance standards. The following summary of the amendments is qualified in its entirety by reference to the Company’s Bylaws, as amended October 7, 2008, a copy of which is filed herewith as Exhibit 3(ii) and is incorporated herein by reference.

The Company amended its Bylaws as follows:

Section 2.01 was amended to remove the requirement that the annual meeting of shareholders be held in March of each year and the requirement that a special meeting of the shareholders be held to elect directors if such election is not completed at the annual meeting of shareholders.

Section 2.02 was amended to specify that no business other than that specified in the notice of a special shareholder meeting may be transacted at any such special meeting.

Section 2.03 was amended so that only the Board may choose the location of the annual meeting of shareholders.

Section 2.04 was amended so that the notice requirement for a shareholder meeting be sent not more than 60 days prior to the meeting.

Section 2.06 was amended to so that the record date for determination of share ownership be set not more than 60 days prior to the date on which the particular action requiring determination of shareholders is to be taken.

Section 2.08 was amended to require that a majority of the total voting power of outstanding shares to be represented at a meeting of the shareholders to constitute a quorum.

Section 2.10 was amended to allow for the use of electronic proxies for voting at shareholder meetings.

Section 2.11 was amended to require written notice of any action by written consent of the shareholders to be delivered to stockholders who did not provide consent in such written action.

Section 3.02 was amended to allow the Board to set the number of directors from time to time, and to specify that any reduction in the size of the Board may not have the effect of removing a director before the expiration of his or her term. It was also amended for consistency with Section 3.03, regarding a classified Board.

Section 3.05 was amended to allow the chairman of the Board to call a special meeting of the Board.

Section 3.06 was amended to allow Board meetings by electronic communication.

Section 3.07 was amended to allow for notice by certain types of electronic transmission.

Section 3.10 was amended to clarify that no decrease in the size of the Board may shorten the term of an incumbent director.

Section 3.13 was amended to allow a director to resign by delivering notice to the chairman of the Board, in addition to the officers previously listed in that section.

Section 3.14 was amended to allow actions permitted to be taken by the Board to be taken by written consent, so long as such written consent is filed in the records of the Company.

Section 3.15 was amended to clarify that a director may be removed with or without cause, and was amended for consistency with Section 3.03, regarding a classified Board.

Section 4.02 was amended to allow the president of the Company to also hold the office of secretary of the Company and to remove the restriction that no officer execute any instrument in the capacity of more than one office.

Section 4.14 regarding surety bonds was deleted.

Section 6.01 was amended to allow for uncertificated shares upon a Board resolution.

Section 6.04 was amended to allow the transfer agent of the Company to keep the Company stock ledger.

Section 6.05 was amended to remove the requirement that share certificates be signed by the transfer agent.

Section 6.06 was amended to allow the Board to set the record date for a meeting of the shareholders not more than 60 days preceding the meeting date.

Section 6.08 was amended to remove the limitation on dissenting shareholder rights.

Article VIII was amended to make director and officer indemnification provisions mandatory rather than permissive.

Article XI was amended to clarify that the Board can effectuate certain amendments to the Company Bylaws.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 3(ii) - Bylaws, as amended October 7, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil and Gas Inc.

Date: October 9, 2008	By:	/s/ Andy Boetius
Andy Boetius
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-3(ii)	Bylaws, as amended October 7, 2008.